UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2017 (March 16, 2017)

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Owens & Minor, Inc. (the Company) held its annual Investor Day on March 16, 2017.
In connection with the Investor Day presentation, the Company reaffirmed its guidance for the full years of 2017 and 2018, as previously provided in conjunction with its 2016 financial results in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2017.
A copy of the Company's press release is attached hereto as Exhibit 99.1. A webcast of the investor meeting, featuring members of the Owens & Minor management team, and the related presentation are available at www.owens-minor.com under the Investor Relations events section.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.

Item 9.01 Exhibits.
The following exhibit is furnished as part of this report on Form 8-K.

Exhibit	Description

99.1	Press release, dated March 16, 2017, reaffirming full year 2017 and 2018 guidance at 2017 Investor Day.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: March 16, 2017	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 16, 2017, reaffirming full year 2017 and 2018 guidance at 2017 Investor Day.